On behalf of everyone at Highlands Bankshares, we are happy that you have been able to join us today.  Once again, it gives me great pleasure to talk with you regarding the best year Highlands has ever enjoyed.  While 2007 was a very challenging year for financial institutions, we at Highlands saw net income reach an all time high of nearly 4.7 million dollars while assets totaled nearly 381 million dollars.  This was accomplished at a time when many of our peers, both local and industry wide, saw a reduction in net income.

Our success in 2007 was a direct result of carefully managing our balance sheet which helped us maintain our high net interest margin.  In addition, the dedication of our staff, the loyalty of our customers, the support of each of our shareholders and the leadership of our board of directors were key ingredients to our success.  Conservative lending policies and efficient operating policies allow us to experience safe and controlled growth.

However, we have not been totally insulated from the economic downturn.  Our bank customers are faced with high food costs, the high cost of gasoline and diesel, the increase in health care costs and job layoffs at many companies.  This has placed a strain on our customers’ ability to continue making payments on a timely basis.  Thanks to the hard work of our lenders and collectors, we have maintained a past due loan percentage that is very manageable.

Because of the economy, we have noticed a slow down in loan demand.  We continue to find ourselves in a very competitive market where some banks, mortgage companies, and credit unions are making loans at extremely low rates.  This has caused us to have excess funds especially with our recent increase in deposits.  Unfortunately, with the investment market yields low, Fed Funds below two percent and a slow down in loan demand, these excess funds can become a drain on our income.  For this reason, non profitable growth does not seem like a wise thing at this time.

I am certain everyone has heard the phrase “Sub Prime Lending” and the large number of foreclosures occurring nationwide.  While some banks offered this type of mortgage lending, we stayed true to our philosophy making only traditional mortgages with proper down payments and at rates consistent with bank policies and federal regulations.  This has allowed us to avoid significant losses in our mortgage portfolio.

We feel that we have strategically located our branch banks and this will continue to reward us in future years.  Many of our branch banks are located in areas that have been identified as high growth areas.  As the economy improves, loan demand should become very active.  Because of the downturn in our economy, we have moved slower than anticipated on opening new branch banks.  However, we will continue to explore these possibilities during 2008 and hope to be ready to expand when the time is right.

In order to remain competitive, new products and services must be offered to our customers.  In addition, we must be prepared to move forward in the technology arena.  We are currently in the process of choosing a new core data processing system to replace Fiserv, allowing us to be more competitive with our products and services.  Our goal is to become our customer’s “one stop bank”, handling all of their financial needs.

While there are many challenges ahead, we feel that Highlands has a very bright future.  Even with the competitive demand for loans and deposits, we believe we can continue to prosper while growing the bank in our traditional way.  As Alan has reported, the first quarter of 2008 shows our continued success.  Income was up 10.4% over first quarter 2007.  Assets were more than 384 million while ROA and ROE were very strong.  Another strong quarter for your company!

Once again, we thank you for attending and welcome you to join us for refreshments following the conclusion of the meeting.   Also, please remember to take one of our gifts as a token of our appreciation for supporting Highlands.

HIGHLANDS BANKSHARES, INC.

HBI

Taking Banking To A Higher Plateau

Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation
Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.
Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ
materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The
Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

HIGHLIGHTS
FROM 2007

Net income for 2007 is $4,653,000, an increase of
3.06% from 2006 net income

Fourth consecutive year of record net income for
Highlands Bankshares

Assets at 12/31/07 were $380,936,000, an increase
of 6.61% over assets at 12/31/06

Return on Average Assets for 2007 was 1.24%
compared to 1.29% for 2006

Return on Average Equity for 2007 was 12.03%
compared to 12.67% for 2006

INCOME
HIGHLIGHTS

Earnings Per Share

EPS for 2007 of $3.24 compared to $3.14 for 2006

HBI EPS: FIVE YEAR INCREASE

$1.50

$1.70

$1.90

$2.10

$2.30

$2.50

$2.70

$2.90

$3.10

$3.30

2003

2004

2005

2006

2007

Net Interest Income

            Net interest income increased 6.11% from 2006 to 2007

HBI NET INTEREST INCOME FIVE YEAR HISTORY

-

2,000,000

4,000,000

6,000,000

8,000,000

10,000,000

12,000,000

14,000,000

16,000,000

18,000,000

2003

2004

2005

2006

2007

Other Non Interest Income and Expense

              Non interest income increased 4.16% from 2006 to 2007

            Non interest expense increased 5.37% during same period

A

nnual Increase in Non Interest Income and Non Interest

Expense

0.00%

5.00%

10.00%

15.00%

20.00%

2003

2004

2005

2006

2007

Annual Percentage Increase in Non interest Income

Annual Percentage Increase in Non interest Expense

Revenues By Type 2007

Interest and Fees on

Loans, 85%

Other Income, 2%

Other Interest, 8%

Deposit Service

Charges, 5%

ASSETS

Total Assets increased 6.61% from year end 2006 to
year end 2007, and have increased 28.40% in the past
five years

HBI Asset Growth

295,000,000

305,000,000

315,000,000

325,000,000

335,000,000

345,000,000

355,000,000

365,000,000

375,000,000

385,000,000

2003

2004

2005

2006

2007

Earning Assets Comprise over 93 % of the
HBI asset totals

Assets by Type at Year End 2007

Net Loans, 80.49%

Other Assets, 4.26%

Fixed Assets, 2.13%

Other Earning

Assets, 13.12%

Balances of loans increased 5.94% from year end
2006 to year end 2007 and have increased 126.25%
over the past ten years

HBI Ten Year Loan Growth

(in millions of dollars)

-

50.00

100.00

150.00

200.00

250.00

300.00

1997

1998

1999

2000

2001

2002

2003

2004

2005

2006

2007

After multiple years of ROAA below 1%, HBI
has now experienced four consecutive years of
ROAA above 1%

0.00%

0.20%

0.40%

0.60%

0.80%

1.00%

1.20%

1.40%

1995

1996

1997

1998

1999

2000

2001

2002

2003

2004

2005

2006

2007

CAPITAL

Balance of shareholders’ equity increased
from $37,076,000 at December 31, 2006 to
$40,593,000 at December 31, 2007, an
increase of 9.49%.

Capital to asset ratio remains strong at
10.66%

During 2004, return on average equity topped 10% for the
first time since 1996 and 2007 represents the fourth
consecutive year of ROAE above 10%

0.00%

2.00%

4.00%

6.00%

8.00%

10.00%

12.00%

1995

1996

1997

1998

1999

2000

2001

2002

2003

2004

2005

2006

2007

HISTORICAL
TRENDS

1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007

HBI INCOME HISTORY

(

in thousands of dollars)

600

1,100

1,600

2,100

2,600

3,100

3,600

4,100

4,600

5,100

Dividend Amount Per Share
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007

HBI DIVIDEND HISTORY

-

0.20

0.40

0.60

0.80

1.00

HIGHLANDS BANKSHARES, INC.

HBI

Taking Banking To A Higher Plateau

HBSI.OB last reported share price:
$29.30

First Quarter 2008 Results

Net income for the quarter is $1,238,000, an
increase of 10.44% as compared to first
quarter of 2007.

ROAA for the quarter is 1.30% and ROAE
is 12.20%.

March 31, 2008 assets total $384,454,000

Share Repurchase

On April 8, Highlands Bankshares
announced that the Board of Directors has
authorized management to repurchase up to
100,000 shares of the Company’s
outstanding common stock.

If repurchase is subscribed in full, this will
reduce outstanding shares by approximately
7%

Why Repurchase Shares?

Reduces total capital balances and should have a
positive impact on ROAE.

Reduces number of shares and should have a
positive impact on earnings per share.

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